(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 23, 2013, relating to the financial statements and financial highlights which appear in the October 31, 2013 Annual Reports to Shareholders of Goldman Sachs Asia Equity Fund, Goldman Sachs BRIC Fund, Goldman Sachs Emerging Market Equity Fund, Goldman Sachs N-11 Equity Fund, Goldman Sachs China Equity Fund, Goldman Sachs Focused International Equity Fund, Goldman Sachs International Small Cap Fund, Goldman Sachs Strategic International Equity Fund, Goldman Sachs Income Builder Fund, Goldman Sachs Rising Dividend Growth Fund, Goldman Sachs Multi-Asset Real Return Fund, Goldman Sachs Large Cap Growth Insights Fund, Goldman Sachs Large Cap Value Insights Fund, Goldman Sachs Small Cap Equity Insights Fund, Goldman Sachs Small Cap Growth Insights Fund, Goldman Sachs Small Cap Value Insights Fund, Goldman Sachs U.S. Equity Insights Fund, Goldman Sachs Emerging Markets Equity Insights Fund, Goldman Sachs International Equity Insights Fund, and Goldman Sachs International Small Cap Insights Fund. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2014